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                                                                   EXHIBIT 4.2.4



                                  AMENDMENT NO. 2

          AMENDMENT NO. 2 dated as of March 27, 1998, among ENHANCE FINANCIAL SERVICES GROUP INC., a corporation duly organized and validly existing under the laws of the State of New York (together with its successors and assigns, the "COMPANY"); each of the lenders that is a signatory hereto (together with its successors and assigns, individually, a "BANK" and, collectively, the "BANKS"); and THE CHASE MANHATTAN BANK, as Swingline Bank (in such capacity, together with its successors and permitted assigns in such capacity, the "SWINGLINE BANK") and as agent for the Banks (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

          The Company, certain of the Banks, the Swingline Bank and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of November 24, 1992, amended and restated as of October 1, 1996, as further amended by a letter dated April 2, 1997 and by Amendment No. 1 dated as of December 31, 1997 (as heretofore modified and supplemented and in effect on the date hereof, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, INTER ALIA, for extensions of credit (by the making of loans) to be made by said Banks to the Company in an aggregate principal not exceeding $75,000,000. The Company, the Banks, the Swingline Banks and the Administrative Agent wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

          Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          2.01. Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions and inserting the same in the appropriate alphabetical locations to read in their entirety as follows:

               "'DEBENTURES' shall mean the debentures issued by the Company under the Indenture before the Restatement Date (as defined in the Pledge Agreement) in any aggregate principal amount not in excess of $75,000,000.

               'INDENTURE' shall mean the Indenture dated as of March 5, 1993 between the Company and The Chase Manhattan Bank, as Trustee, as the same shall be modified and supplemented and in effect from time to time."

          2.02. Section 2.08 of the Credit Agreement is hereby amended by inserting "and Debentures" immediately following "amount of the Loans" and immediately preceding ", less any collected".

                                   AMENDMENT NO. 2

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                                         -2-


          2.03. Section 6.03(c) of the Credit Agreement is hereby amended by inserting "and Debentures" immediately following "Loans" therein.

          Section 3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks that the representations and warranties set forth in
Section 7 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 7 to "this Agreement" included reference to this Amendment No. 2.

          Section 4. CONDITIONS PRECEDENT. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

          4.01. EXECUTION BY ALL PARTIES. This Amendment No. 2 shall have been executed and delivered by the Company, the Administrative Agent and each of the Banks.

          4.02. DOCUMENTS. The Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

          (1) CORPORATE DOCUMENTS. Certified copies of board of director resolutions of the Company with respect to the execution, delivery and performance of this Amendment No. 2 and the Credit Agreement as amended hereby and the Pledge Agreement and the Pledge Agreement as amended by the Pledge Agreement Amendment.

          (2) OPINION OF COUNSEL TO THE COMPANY. An opinion of Rogers & Wells, New York counsel to the Company, satisfactory to the Administrative Agent in form and substance (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Administrative Agent).

          (3) OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Bank or special New York counsel to the Administrative Agent may reasonably request.

          4.03 AMENDMENT TO PLEDGE AGREEMENT. The amendments to the Pledge Agreement contemplated by Exhibit A hereto (the "PLEDGE AGREEMENT AMENDMENT") shall become effective.

          Section 5. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

                                   AMENDMENT NO. 2

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                                         -3-

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.


                              ENHANCE FINANCIAL SERVICES
                                GROUP INC.


                              By  /s/ Arthur Dubroff
                                  ------------------------------------
                                 Title: Executive Vice President
                                          and Chief Financial Officer


                              THE CHASE MANHATTAN BANK



                              By  /s/ Helen L. Newcomb
                                  ------------------------------------
                                Title: Vice President


                              FLEET NATIONAL BANK



                              By  /s/ Vijay Nazareth
                                  ------------------------------------
                                Title: Vice President


                              BANK OF TOKYO-MITSUBISHI TRUST
                                COMPANY



                              By  /s/ J. Beckwith
                                  ------------------------------------
                                Title: Vice President


                              THE CHASE MANHATTAN BANK,
                                as Swingline Bank


                              By  /s/ Helen L. Newcomb
                                  ------------------------------------
                                Title: Vice President


                              THE CHASE MANHATTAN BANK
                                as Administrative Agent


                              By  /s/ Helen L. Newcomb
                                  ------------------------------------
                                Title: Vice President

                                   AMENDMENT NO. 2


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                                                                       EXHIBIT A

                                  See Exhibit 4.2.2.